UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  December 17, 2010
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2010, E*TRADE Financial Corporation (the “Company”) announced the appointment of Matthew J. Audette as Chief Financial Officer effective January 1, 2011.  Bruce Nolop, the Company’s current Chief Financial Officer, will be retiring from the Company following the expiration of his term of employment under his employment agreement at the end of 2010.

Mr. Audette, age 36, is currently the Company’s Senior Vice President and Corporate Controller.  He has served as the Company’s Corporate Controller since 2005 and served as interim Chief Financial Officer from May 2008 to September 2008.  He has served in various other finance and accounting positions with the Company and its affiliates since 2000, including serving as chief financial officer of E*TRADE Bank since 2004.  The Company expects to enter into its standard form of employment agreement with Mr. Audette and to provide assistance in connection with him relocating to the Company’s corporate headquarters in New York.

The Company expects Mr. Nolop, age 60, to remain in an advisory role to assist with the transition during the first quarter of 2011 and to be eligible to receive separation benefits consistent with his employment agreement and the Company’s employment agreements with other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: December 17, 2010	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary